Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, as amended by Post Effective Amendment No. 1, of our report dated March 10, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of LifeCell Corporation, which appears in LifeCell Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/  PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 27, 2005